Exhibit 99.1

Pier 1 Imports, Inc. to Participate at the Telsey Advisory Group 5th Annual Fall Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--September 23, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will participate at the Telsey Advisory Group 5th Annual Fall Consumer Conference being held September 30, 2014, at The InterContinental Hotel Times Square in New York City. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will be present and meeting with investors at the conference.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400